EXHIBIT 23
                          INDEPENDENT AUDITORS' CONSENT
KPMG  LLP  (Logo)
Certified  Public  Accountants
One  Financial  Plaza
Hartford,  CT  06103-4103
                          Independent Auditors' Consent
                          -----------------------------
The  Board  of  Directors
MacDermid,  Incorporated:
We consent to incorporation by reference in the Registration Statements Number 033-61401, 333-64007, 333-89185, 950123-01-505083 and 950123-01-505084 on Form
S-8  and  333-68535  on  Form S-3 of MacDermid, Incorporated of our report dated
February 4, 2002, relating to the consolidated balance sheets of MacDermid, Incorporated and subsidiaries as of December 31, 2001 and March 31, 2001, and the related consolidated statements of earnings, comprehensive income, cash flows and changes in shareholders' equity for the nine months ended December 31, 2001 and for each of the years in the two-year period ended March 31, 2001, which report is incorporated by reference in the December 31, 2001 transition report on Form 10-K of MacDermid, Incorporated.
/s/  KPMG  LLP
March  22,  2002